Exhibit 99.2

SEVERANCE BENEFIT AGREEMENT

This Severance Benefit Agreement (“Agreement”), dated ______, 2015, by and between Lumber Liquidators, Inc. (“LL”) and/or its affiliated entity(ies) (collectively and, where applicable, individually, the “Company”) and ______________ (“Employee”), states as follows:

AGREEMENT:

In consideration of the promises and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1.          Severance Benefit. In the event Employee is terminated by the Company “Without Cause” as defined in Section 2.2 herein, the Company shall:

i.            pay to Employee _________ (___) weeks of pay at Employee’s regular base rate of pay at the time of such termination (the “Separation Pay”). The Separation Pay shall be paid in ___________ (____) equal weekly installments pursuant to the Company’s normal payroll procedures. The first of the Separation Pay installments shall be made on the first regular pay period following Effective Date as defined in Section 15 or other applicable section of the Release referenced herein; and

ii.         if, after Employee’s termination pursuant to this Section, Employee elects to continue health and dental insurance through COBRA continuation coverage, the Company agrees to pay, for a period of up to __________ (___) weeks, a portion of the premium cost such that Employee’s premium payment does not exceed what Employee would otherwise have paid if Employee were employed by the Company at the time of each such payment.

Provided, however, notwithstanding anything in this Agreement to the contrary, Employee’s entitlement to the benefits in this Section 1 are expressly subject to and conditioned on Employee’s execution of a release agreement in a form agreeable to the Company and similar to the release agreement attached hereto as Exhibit A (the “Release”).

Employee further agrees that, in the event that (a) Employee is convicted of, or pleads “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, or any crime of moral turpitude, in each case connected with, or in any way related to, Employee’s employment with the Company, (b) the Company files suit against Employee alleging willful dishonesty, fraud, misconduct, or gross negligence by Employee with respect to the business or affairs of the Company, (c) the Company issues a restatement because of Employee’s material noncompliance, due to misconduct, with financial reporting requirements under federal securities laws, or (d) Employee breaches this Agreement or the Release, including but not limited to Sections 4, 6, 8-10 and 13 of the Release; then, in each such instance, in addition to compensation for any damages incurred by the Company, and/or any injunctive relief provided for herein or otherwise, Employee shall be liable for the repayment of all amounts paid to Employee pursuant to this Section 1, and Employee agrees to repay all such amounts in full.

2.             Termination.

2.1.          Termination by the Company for Cause. Termination for “Cause” shall mean termination of Employee’s employment for Employee’s (a) personal dishonesty, (b) fraud, (c) willful or repeated misconduct, (d) gross negligence, (e) breach of a fiduciary duty to the Company, (f) intentional failure to perform Employee’s duties, (g) material violation of Company policy, (h) unsatisfactory performance of Employee’s job duties; provided, however, that in such instances where the Company, at its sole discretion, deems such unsatisfactory performance curable, the Company shall give such notice and opportunity to cure as the Company deems reasonable, (i) material noncompliance with financial reporting requirements under federal securities laws, (j) conviction of or plea of guilty or “no contest” to a felony or crime of moral turpitude under the laws of the United States or any state thereof, (k) action or inaction that materially diminishes or impairs the goodwill or reputation of the Company and/or (l) any material breach of any provision of this Agreement. The benefits provided for in Section 1 shall not be due or payable to Employee if Employee’s employment is terminated pursuant to this Section 2.1.

2.2          Termination by the Company Without Cause. Termination “Without Cause” shall mean termination of Employee’s employment by the Company for any reason other than the reasons identified in Sections 2.1 or 2.4. The benefits provided for in Section 1 shall be payable to Employee only if Employee’s employment is terminated pursuant to this Section 2.2.

2.3           Resignation or Termination of Employment by Employee. The benefits provided for in Section 1 shall not be due or payable if Employee resigns or Employee terminates Employee’s employment with the Company at any time for any reason.

2.4           Termination by Death or Disability.  The benefits provided for in Section 1 shall not be due or payable if Employee’s employment terminates because of Employee’s death or Disability (as defined herein). For purposes of this Agreement, “Disability” shall mean the Employee is entitled to receive long-term disability benefits under the Company’s long-term disability plan, or if there is no such plan, the Employee’s inability, due to physical or mental incapacity, despite the Company providing whatever reasonable accommodations the law requires, to substantially perform Employee’s duties and responsibilities for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Employee’s Disability as to which the Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. Such determination of Disability made in writing to the Company and the Employee shall be final and conclusive for all purposes of this Agreement. Nothing in this Section 2.4 shall be deemed to reduce or expand, or otherwise modify, the parties’ respective rights and obligations under the federal Americans with Disabilities Act or any analogous and applicable state or local law.

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Nothing in this Section or this Agreement shall alter the at-will status of Employee’s employment and, subject to the terms and conditions herein, Employee’s employment may be terminated, for any lawful reason, with Cause or Without Cause, by either Company or Employee, at any time with or without notice.

3.          Withholding Taxes. Employee hereby agrees that the Company will deduct from the payments in Sections 1 all withholding taxes and other payroll deductions that the Company is required by law to make from wage payments to employees. Employee hereby agrees that the payments and performances described in this Agreement are all that Employee shall be entitled to receive from the Company upon the cessation of Employee’s employment except for vested qualified retirement benefits, if any, to which Employee may be entitled under the Company's ERISA plans.

4.          Disclaimer of Liability. This Agreement and the payments and performances hereunder are made to assist Employee in making the transition from employment with the Company, and are not and shall not be construed to be an admission of liability, an admission of the truth of any fact, or a declaration against interest on the part of the Company.

5.          Execution of Documents. Each of the parties hereto shall execute any and all further documents and perform any and all further acts reasonably necessary or useful in carrying out the provisions of this Agreement.

6.          Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

7.          Entire Agreement. This Agreement contains the entire understanding of the parties concerning the separation benefits being provided to Employee herein. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by all parties.

8.          Successorship. It is the intention of the parties that the provisions hereof are binding upon, and inure to the benefit of, the parties, their employees, affiliates, agents, heirs, estates, successors and assigns forever.

9.          Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

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10.         Arbitration of Disputes. Except as to a request for an injunction or similar equitable relief, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be fully and finally settled by arbitration administered by the American Arbitration Association in accordance with its National Rules for the Arbitration of Employment Disputes then in effect (“AAA Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by one arbitrator either mutually agreed upon by the Company and Employee or chosen in accordance with the AAA Rules. The place of arbitration shall be the City of Richmond, Virginia. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

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IN WITNESS WHEREOF, the parties have freely and voluntarily executed this Agreement in a manner so as to be binding on the dates stated below.

EMPLOYEE

Date	EMPLOYEE NAME

LUMBER LIQUIDATORS, INC.

By:
Date
Its:

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EXHIBIT A

GENERAL RELEASE AGREEMENT

This General Release (the "Agreement"), dated this ____ day of __________, _______ by and between Lumber Liquidators, Inc. (“LL”) and its affiliated entity(ies) (collectively and, where applicable, individually, the “Company”), and __________ (“Employee”) provides:

RECITALS:

WHEREAS Employee has been employed by the Company;

WHEREAS, Employee and Company entered into a Severance Benefit Agreement (“Severance Agreement”);

WHEREAS a release agreement similar to this Agreement was provided to Employee prior to Employee’s execution of the Severance Agreement, and was incorporated into that Severance Agreement;

WHEREAS a “Separation Pay” payment and other consideration in the Severance Agreement were and are expressly conditioned on, among other things, the Employee’s execution of an agreement similar to this Agreement; and

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained in the Severance Agreement and herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

AGREEMENT:

1.          Termination of Employment; Separation Benefits. Employee’s Employment with the Company ceased effective ____________ (the “Separation Date”).

2.          Consideration. Employee hereby agrees and acknowledges that the Separation Pay, as defined in the Severance Agreement, and other benefits set forth in Severance Agreement and herein are in addition to, and more than, the Company is required to do under its normal policies and procedures and that they are in addition to anything of value to which Employee already is entitled.

3.          Complete Payment. Employee agrees that the payments and performances described in this Agreement and the Severance Agreement are all that Employee shall be entitled to receive from the Company except for vested qualified retirement benefits, if any, to which Employee may be entitled under the Company's ERISA plans. Except as required by law, the Company shall not be required to make any payments of any kind to Employee upon termination or expiration of this Agreement and/or the Severance Agreement. Employee further agrees and acknowledges that Employee shall have no right or claim to any bonus payment from the Company including, but not limited to, any bonus under the Lumber Liquidators Holdings, Inc. Annual Bonus Plan for Executive Management or the Lumber Liquidators Holdings, Inc. Annual Bonus Plan for Non-Executive Management. Notwithstanding the termination, expiration or nonrenewal of this Agreement, the parties shall be required to carry out any provisions of this Agreement which contemplate performance by them after such termination, expiration or nonrenewal, expressly including Sections 4, 6, 8-10 and 13.

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4.          Return of Company Property. Employee will promptly deliver to the Company all Company property, including but not limited to, all computers, phones, correspondence, manuals, letters, notes, notebooks, reports, flow charts, programs, proposals, third party equipment that Company is authorized to represent, and any documents concerning the Company’s customers, operations, products or processes (actual or prospective) or concerning any other aspect of the Company’s business (actual or prospective) and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information as defined in Section 8, except that

Employee may retain personal papers relating to Employee’s employment, compensation and benefits.

5.          Complete Release. Employee hereby knowingly and voluntarily releases and forever discharges the Company, any related companies, and the former and current employees, officers, agents, directors, shareholders, investors, attorneys, affiliates, successors and assigns of any of them (the “Released Parties”) from all liabilities, claims, demands, rights of action or causes of action Employee had, has or may have against any of the Released Parties, including but not limited to, any claims or demands based upon or relating to Employee’s employment with the Company or the cessation of that employment. This includes, but is not limited to, a release of any rights or claims Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, or any other federal, state or local laws or regulations prohibiting employment discrimination or retaliation. This also includes, but is not limited to, a release by Employee of any claims for wrongful discharge, breach of contract, or any other statutory, common law, tort, contract, or negligence claim that Employee had, has or may have against any of the Released Parties. This release covers both claims that Employee knows about and those claims Employee may not know about. Employee further acknowledges that Employee has received compensation for all hours worked in accordance with applicable state and federal laws.

Neither this Section, nor any other Section in this Agreement or the Severance Agreement, waives or releases (i) Employee’s right, if any, to payment of vested qualified retirement benefits under the Company’s ERISA plans; (ii) the right, if any, to continuation in the Company’s medical plans as provided by COBRA; (iii) the right to bring any claims under the ADEA which arise after the date that Employee executes this Agreement, provided, however, that Employee acknowledges that the decision to cease Employee’s employment with the Company occurred prior to Employee’s execution of this Agreement; (iv) Employee’s eligibility, if any, for indemnification and/or advancement of expenses in accordance with any applicable Company Bylaws, if any; (v) Employee’s rights, if any, to coverage under directors’ and officers’ liability insurance policy or policies of the Company and its subsidiaries and affiliates; or (vi) Employee’s rights under this Agreement. Nothing in this Section 5, nor any other provision of this Agreement, waives or affects Employee’s right to file a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”) or to provide information to, or participate as a witness in, an investigation undertaken or a proceeding initiated by the EEOC. However, Employee waives Employee’s right to monetary or other recovery, including attorney’s fees, should Employee or any federal, state or local administrative agency pursue any claims on Employee’s behalf arising out of Employee’s employment or the conclusion of Employee’s employment with the Company.

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Notwithstanding the foregoing, the parties agree that nothing in this Agreement shall be construed to prohibit the exercise of any rights by either party that such party may not waive as a matter of law.

6.          No Future Lawsuits. To the fullest extent allowed by law, Employee promises never to file a lawsuit asserting any claims that are released in Section 5. In the event Employee breaches this Section 6, Employee shall pay to the Company all of its expenses incurred as a result of such breach, including but not limited to, reasonable attorney’s fees and expenses. Notwithstanding the foregoing, the parties acknowledge and agree that this Agreement and this Section 6 shall not be construed to prohibit the exercise of any rights by Employee that Employee may not waive or forego as a matter of law.

7.          Disclaimer of Liability. This Agreement and the payments and performances hereunder and/or the Severance Agreement are made solely to assist Employee in making the transition from employment with Company, and are not and shall not be construed to be an admission of liability, an admission of the truth of any fact, or a declaration against interest on the part of Company.

8.          Confidentiality. Employee shall not disclose or use at any time for a period of ten (10) years after the Separation Date, or as otherwise protected by applicable law including the Virginia Uniform Trade Secrets Act, whichever is longer, any Confidential Information (as defined below) of which Employee is aware, whether or not such information was developed by him, except to the extent that such disclosure or use is directly related to and required by this Agreement or is required to be disclosed by law, court order, or similar compulsion; provided, however, that such disclosure shall be limited to the extent so required or compelled; and provided, further, that Employee shall give the Company notice of such disclosure and cooperate with the Company in seeking suitable protection. Employee shall take reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Employee acknowledges and agrees that all Confidential Information, which Employee had access to, received or generated in the course of providing, directly or indirectly, services to the Company, is the sole property of the Company. Employee shall deliver to the Company all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof regardless of the form thereof, including electronic and tangible copies) containing Confidential Information (as defined below) of the Company which Employee possesses or has under Employee’s control. Notwithstanding anything herein to the contrary, Employee may retain personal papers relating to Employee’s employment, compensation and benefits.

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As used in this Agreement, the term “Confidential Information” means any data or information related to the Company’s business operations and is not generally known by the public, and that was made known to Employee or acquired by Employee in the course of Employee’s employment with the Company or directly or indirectly providing services to the Company, including business and trade secrets and the following: (i) reports, pricing, sales manuals and training manuals, selling, purchasing, and pricing procedures, and financing methods of the Company, together with any proprietary techniques utilized by the Company in designing, developing, testing or marketing its products, product mix and supplier information or in performing services for clients, customers and accounts of the Company; (ii) the business plans and financial statements, reports and projections of the Company; (iii) research or development projects or results; (iv) identities and addresses of consultants, customers or clients and prospective clients, or any other Confidential Information relating to or dealing with the business operations or activities of the Company; (v) trade secrets and other intellectual property of the Company; and (vi) existing or contemplated software, products, databases, services, technology, designs, processes and research or product developments of the Company. Notwithstanding the foregoing or any other provision herein, Confidential Information shall not include any information that (A) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Employee, (B) becomes known to Employee through disclosure by independent third-party sources having a legal right to disclose such information, or (C) is independently developed by Employee without reference to Confidential Information.

Nothing in this Section 8, or in Section 13, or in any other provision of this Agreement, prohibits Employee or the Company from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and Employee is not required to notify the Company that Employee has made such reports or disclosures.

9.          Restrictive Covenants.

A.         Definitions.

i.	“Business” means the sale and provision of hardwood, engineered, bamboo, cork, laminate, resilient or tile flooring and related products and services.

ii.	“Competing Business” means Home Depot, Lowe’s, Floor & Décor, The Tile Shop, Menards and/or any Person that earns more than 50% of its gross revenues from, individually or in combination, the sale or installation of hardwood, engineered, bamboo, cork, laminate, resilient or tile flooring or related flooring products and services.

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iii.	“Competing Position” means a position held by Employee with a Competing Business that involves duties within the Restricted Territory that are the same as or substantially similar to the duties Employee performed for the Company within the twelve (12) months prior to the Separation Date.

iv.	“Customer” means any Person to whom or which Employee has provided, or is providing, any products or services related to the Business during the twelve (12)-month period preceding the Separation Date.

v.	“Material Contact” means: (a) for purposes of the Customer non-solicitation provision below, contact between Employee and any Customer within twelve (12) months prior to the Separation Date; provided, however, that: (i) Employee communicated directly with such Customer on behalf of the Company during that twelve (12) month period; or (ii) Employee obtained confidential information about such Customer in the ordinary course of business as a result of Employee’s association with the Company; and (b) for purposes of the employee, Contractor and Vendor non-recruit and non-solicitation provisions below, contact in person, by telephone, or by paper or electronic correspondence, in furtherance of the Business, within the twelve (12) month period preceding the Separation Date.

vi.	“Person” means a governmental body or any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

vii.	“Restricted Period” means the twelve (12) months following the Separation Date. Nothing herein is intended to relieve Employee of Employee’s fiduciary duties under applicable law.

viii.	“Restricted Territory” means the continental United States and Ontario, Canada.

ix.	“Vendor” or “Contractor” means any Person who or which has provided products or services to the Company in exchange for compensation of over $10,000 within twelve (12) months prior to the Separation Date.

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B.           Non-Competition. Employee acknowledges that, in the course of Employee’s employment with the Company, Employee has become familiar with the Company’s trade secrets and other Confidential Information and that Employee’s services have been of special, unique and extraordinary value to the Company. Therefore, Employee agrees that Employee shall not, during the Restricted Period, directly or indirectly work in a Competing Position or supervise, manage or control a Competing Business, where Employee’s primary duty is to provide the same or substantially similar products or services as the Company within the Restricted Territory. For the avoidance of doubt, nothing herein shall prohibit Employee from being a passive owner of not more than three percent (3%) of the outstanding stock of any Competing Business which is publicly traded, so long as Employee has no active participation in the business of such company.

C.           Non-Piracy of Employees. During the Restricted Period, Employee shall not directly or indirectly through another Person, whether on Employee’s own behalf or on behalf of another Person: (i) induce or attempt to induce any employee of the Company with whom Employee had Material Contact to terminate or lessen such employment with the Company for the purpose of performing services or selling products for a Competing Business; or (ii) hire or cause to be hired by a Competing Business any person who was employed by the Company within the twelve (12) month period preceding the Separation Date.

D.           Non-Solicitation of Customers. During the Restricted Period, Employee shall not directly or indirectly through another Person, whether on Employee’s own behalf or on behalf of another Person: (i) induce or attempt to induce any Customer with whom Employee had Material Contact for the purpose of selling to the Customer any products or services for a Competing Business; or (ii) sell or offer to sell products or services on behalf of a Competing Business to any Customer of the Company with whom Employee had Material Contact.

E.           Non-Interference With Contracts. During the Restricted Period, Employee shall not directly or indirectly through another Person, whether on Employee’s own behalf or on behalf of another Person, induce or attempt to induce any Contractor to or Vendor of the Company with whom Employee had Material Contact to terminate, diminish or lessen their relationship with the Company.

F.           Employee understands that the foregoing restrictions will not limit Employee’s ability to earn a livelihood and that Employee has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions (given Employee’s education, skills and ability). Employee further understands that (i) the Company would not have consummated this Agreement or the Severance Agreement but for the covenants contained in this Section 9 and (ii) the provisions of Sections 8 and 9 are reasonable and necessary to preserve the business of the Company.

G.           Employee shall inform any prospective employer that engages in any business similar to the Business of any and all restrictions contained in this Section 9 of the Agreement during any period when such restrictions remain effective and provide such employer with a copy of such restrictions prior to the commencement of that employment.

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10.         Cooperation. Employee agrees that for a period of ten (10) years following the Separation Date, Employee shall have a continuing duty to fully and promptly cooperate with the Company and its legal counsel by providing any and all requested information and assistance concerning any legal or business matters that in any way relate to Employee’s actions or responsibilities as an employee of the Company, or to the period during Employee’s employment with the Company. Such cooperation shall include but not be limited to truthfully and in a timely manner participating and consulting concerning facts, responding to questions, providing pertinent information, providing affidavits and statements, preparing for and attending depositions, and preparing for and attending trials, hearings and other proceedings. Such cooperation shall include meeting with representatives of the Company upon reasonable notice at reasonable times and locations. The Company shall use its reasonable efforts to coordinate with Employee the time and place at which Employee's reasonable cooperation shall be provided with the goal of minimizing the impact of such reasonable cooperation on any other material pre-scheduled business or professional commitments that Employee may have. The coordination and communication from the Company to Employee regarding Employee’s cooperation shall come through the Company’s General Corporate Counsel. The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in compliance with this Section, including any reasonable travel expenses incurred by Employee in providing such assistance. As part of the consideration provided to Employee under this Agreement, Employee shall provide cooperation to the Company at no additional cost to the Company. At no time subsequent to the Separation Date shall Employee be deemed to be a contractor or employee of the Company.

11.         Enforcement. Employee agrees that the Company has a legitimate business interest to protect justifying the covenants set forth in Sections 8, 9 and 10. Such legitimate business interests include: (i) trade secrets, (ii) valuable Confidential Information that does not otherwise qualify as a trade secret, (iii) substantial relationships with prospective or existing Customers, (iv) Customer goodwill, and (v) preservation of the brands with which Employee has operated. For purposes of the Company obtaining specific performance and/or injunctive relief, Employee acknowledges that irreparable injuries shall be presumed in the event that Employee violates Employee’s covenants herein contained. Because Employee’s services are unique and because Employee has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Sections 8, 9 or 10 of this Agreement, the Company and its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions in Sections 8, 9 or 10 hereof. In addition to the foregoing, if any action should have to be brought by the Company against Employee to enforce the provisions of this Agreement, Employee recognizes, acknowledges and agrees that the Company may be entitled (without limitation) to (a) preliminary and permanent injunctive relief restraining Employee from unauthorized disclosure or use of any trade secret or Confidential Information, in whole or in part, or otherwise violating any of the restrictive covenants set forth herein, and (b) actual damages. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other legal or equity remedies available for breach or threatened breach to the provisions of this Agreement or the Severance Agreement which may otherwise be available. In the event of an alleged breach or violation by Employee of Sections 8, 9 or 10 of this Agreement, the parties agree that the court, in its discretion, may toll the Restricted Period during the period of the breach.

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12.         Claim for Reinstatement. Employee agrees to waive and abandon any claim to reinstatement with Company.

13.         Statements Regarding Company and/or Employment.

A.           Employee agrees not to do or say anything, directly or indirectly, that reasonably may be expected to have the effect of criticizing or disparaging Company, any director of Company, any of Company’s employees, officers or agents, or diminishing or impairing the goodwill and reputation of Company or the products and services it provides. Employee further agrees not to assert that any current or former employee, agent, director or officer of Company has acted improperly or unlawfully with respect to Employee or any other person regarding employment.

B.           Notwithstanding the foregoing provisions of this Section 13, the Parties agree that nothing in this Agreement shall be construed to prohibit the exercise of any rights by either party that such party may not waive as a matter of law nor does this Agreement prohibit Employee, Company or Company's officers, employees and/or directors from testifying truthfully in response to a subpoena, inquiry or order by a court or governmental body with appropriate jurisdiction or as otherwise required by law.

14.         Period for Review and Consideration of Agreement. Employee understands that Employee has been given a period of twenty one (21) days to review and consider this Agreement before signing it. Employee further understands that Employee may use as much of this 21-day period as Employee wishes prior to signing.

15.         Employee’s Right to Revoke Agreement. Employee may revoke this Agreement within seven (7) days of Employee’s signing it. Revocation can be made by delivering a written notice of revocation to the Senior Vice President, Human Resources, 3000 John Deere Road, Toano, Virginia 23168. For this revocation to be effective, written notice must be received by the Senior Vice President, Human Resources, no later than the close of business on the seventh day after Employee signs this Agreement. If Employee has not revoked the Agreement, the eighth (8th) day after Employee signs this Agreement shall be the Effective Date for purposes of this Agreement.

16.         Encouragement to Consult with Attorney. Employee is encouraged to consult with an attorney before signing this Agreement.

17.         Execution of Documents. Each of the parties hereto shall execute any and all further documents and perform any and all further acts reasonably necessary or useful in carrying out the provisions of this Agreement.

18.         Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

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19.         Acknowledgment. Employee acknowledges that Employee has signed this Agreement freely and voluntarily without duress of any kind. Employee has conferred with an attorney or has knowingly and voluntarily chosen not to confer with an attorney about the Agreement.

20.         Entire Agreement. This Agreement and the Severance Agreement contain the entire understanding of the parties concerning the subject matter of those agreements. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by all parties.

21.         Successorship. It is the intention of the parties that the provisions hereof are binding upon, and inure to the benefit of, the parties, their employees, affiliates, agents, heirs, estates, successors and assigns forever.

22.         Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

23.         Arbitration of Disputes. Except as to a request for an injunction or similar equitable relief as provided in Section 11, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be fully and finally settled by arbitration administered by the American Arbitration Association in accordance with its National Rules for the Arbitration of Employment Disputes then in effect (“AAA Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by one arbitrator either mutually agreed upon by the Company and Employee or chosen in accordance with the AAA Rules. The place of arbitration shall be the City of Richmond, Virginia. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

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IN WITNESS WHEREOF, the parties have freely and voluntarily executed this Agreement in a manner so as to be binding on the dates stated below.

EMPLOYEE

Date	Employee

LUMBER LIQUIDATORS, INC.

By:
Date
Its:

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